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                                                                      Exhibit 99

  64 Sidney Street          Telephone                 News Release
  Cambridge                 (617) 494-0171
  Massachusetts             Facsimile
  02139 4136 USA            (617) 494-9263


                           ALKERMES [Logo]




FOR IMMEDIATE RELEASE

               ALKERMES TO DISCONTINUE PHASE III BRAIN TUMOR STUDY

CAMBRIDGE, MA, APRIL 7, 1999 - Alkermes, Inc. (NASDAQ:ALKS) today announced its plans to discontinue study ALK01-040, a Phase III clinical trial of Cereport(TM) (RMP-7) and the chemotherapeutic agent carboplatin for the treatment of newly-diagnosed brain tumor patients. The discontinuation of the study is not based on any issues related to the safety or potential efficacy of Cereport and carboplatin in this indication. Based on the company's experience to date it has determined that elements of the study design are no longer appropriate and that the probability of successful completion is low. The company does not plan to initiate another study in this indication in the near future. Other clinical trials of Cereport and carboplatin are ongoing and will continue, and include Phase II trials in adult patients with brain metastases from lung cancer (conducted by Alkermes) and in pediatric patients with brain tumors (conducted by the National Cancer Institute).

ALK01-040 began patient enrollment in March 1998. The study was designed to enroll patients with high grade primary brain tumors (glioblastoma multiforme) following surgical resection of the tumor and prior to the initiation of radiotherapy. Patients enrolled in the study will be provided the opportunity to complete their course of treatment pursuant to the protocol and at the investigator's discretion.

Cereport is designed to improve the passage into the brain of pharmaceutical compounds by transiently increasing the permeability of the blood-brain barrier. Cereport's safety, tolerability in combination with other drugs and preliminary efficacy have been tested in a series of clinical trials in over 600 human subjects. Alkermes has focused its development of Cereport on improving the therapeutic utility of the chemotherapeutic agent carboplatin in the treatment of patients with primary and metastatic brain tumors.

                                     -more-





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Alkermes, Inc. is a leader in the development of products based on sophisticated drug delivery technologies. The Company has several areas of focus: (i) controlled, sustained release of injectable drugs lasting several days to several weeks, utilizing its ProLease(R) and Medisorb(R) technologies; (ii) the delivery of drugs into the brain past the blood-brain barrier, utilizing its Cereport technology; (iii) oral delivery of drugs using the RingCap(TM) and DST technologies; and (iv) the development of pharmaceutical products based on proprietary pulmonary drug delivery technologies utilizing the recently acquired AIR technology. In addition to its Cambridge, Massachusetts headquarters, Alkermes operates manufacturing facilities in Massachusetts and Ohio and a medical affairs office in Cambridge, England.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the Company's business is subject to significant risks and there can be no assurance that actual results of the Company's development activities and its results of operations will not differ materially from its expectations. For information with respect to factors which could cause actual results to differ from expectations, reference is made to the reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

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CONTACT:             Investor Relations:
Richard F. Pops      Burns McClellan
Alkermes, Inc.       Lisa Burns/Investor Relations
(617) 494-0171       (212) 213-0006